UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 9, 2009

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

161 South Wakea Avenue, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement with Wells Fargo

On October 9, 2009, the Company, as Borrower, entered into an Amended and Restated Credit Agreement (the “Amended Wells Credit Agreement”) with each of the financial institutions that are parties thereto (the “Lenders”) and Wells Fargo Bank, National Association (“Wells Fargo”), in its capacity as a Lender and as the administrative agent for the Lenders.  The Amended Wells Credit Agreement amends and restates the terms of that certain Loan Agreement, dated as of November 13, 2007, entered into by and between the Company, as Borrower, each of the financial institutions that are signatories thereto, and Wells Fargo as a lender and as the administrative agent for the lenders named therein, as such was amended from time to time thereafter (the “Original Wells Credit Agreement”).

The Amended Wells Credit Agreement principally amends the Original Wells Credit Agreement by:

•                                          increasing the secured revolving line of credit from $45.0 million to $50.0 million;

•                                          providing for the accrual of interest on the principal balance outstanding under the credit facility at (i) the LIBOR Market Index Rate plus 4.25%, (ii) the Federal Funds Rate plus 5.75%, or (iii) the applicable LIBOR Rate plus 4.25%, at the option of the Company, provided that the interest rate applicable to any portion of the principal amount outstanding under the credit facility cannot be less than 5.50%;

•                                          extending the maturity date from March 13, 2010 to March 1, 2011; and

•                                          establishing new financial covenants relating to, among other things, minimum liquidity requirements and total liability thresholds.

The Amended Wells Credit Agreement includes representations and warranties, and affirmative and negative covenants, which are customary for credit facilities of this type.

The foregoing description of the Amended Wells Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Wells Credit Agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Fifth Amendment to Revolving Line of Credit Loan Agreement with American AgCredit

Also on October 14, 2009, the Company, as Borrower, entered into the Fifth Amendment to Revolving Line of Credit Loan Agreement (the “AgCredit Amendment”), with American AgCredit, FLCA (“AgCredit”), as Lender.  The AgCredit Amendment amends the terms of that certain Revolving Line of Credit Loan Agreement, dated as of  September 1, 2005, entered into by and between the Company and AgCredit, as such was amended from time to time thereafter (the “AgCredit Credit Agreement”).

The AgCredit Amendment principally amends the AgCredit Credit Agreement by:

•                                          extending the maturity date from March 13, 2010 to March 1, 2011;

•                                          Increasing the interest rate on loan draws by 75 to 200 basis points and providing that the interest rate applicable to any portion of the principal amount outstanding under the credit facility cannot be less than 5.50%; and

•                                          establishing new financial covenants relating to, among other things, minimum liquidity requirements, and total liability and indebtedness thresholds.

The foregoing description of the AgCredit Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the AgCredit Amendment, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s entry into the Amended Wells Credit Agreement and the AgCredit Amendment described in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01              Other Events.

On September 29, 2009, Highbridge International LLC sold $2.5 million of senior secured convertible notes issued by the Company on July 29, 2008.  The Company intends to file a prospectus supplement to its registration statement which registered for resale the common stock into which the convertible notes are convertible, to update the selling securityholder table to reflect the transfer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: October 15, 2009	By:	/S/ JOHN P. DURKIN
John P. Durkin
Chief Financial Officer
(Principal Financial Officer)